UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2006
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Orthofix International N.V.
(Exact name of Registrant as specified in its charter)

Netherlands Antilles	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao Netherlands Antilles	N/A
(Address of principal executive offices)	(Zip Code)

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Registrant’s telephone number, including area code: 011-59-99-465-8525
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Orthofix International N.V. (“Orthofix”) announced on August 7, 2006, that it had entered into a definitive agreement to acquire Blackstone Medical, Inc. (“Blackstone”), a privately-held Massachusetts corporation specializing in the design, development and marketing of spinal implant and related biologic products. Orthofix will acquire all of the outstanding equity interests in Blackstone for $333 million in cash, subject to certain adjustments. Wachovia Bank, N.A. and Citigroup Capital Markets Inc. have provided Orthofix with an underwritten commitment for senior debt financing for the full amount of the purchase price of the acquisition. The acquisition is expected to be completed as early as September 2006, subject to the receipt of regulatory approval (including Hart-Scott-Rodino Antitrust Improvements Act), consummation of the senior debt financing, and other customary closing conditions. A copy of this press release is being filed as Exhibit 99.1 to this Form 8-K and is attached hereto.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOFIX INTERNATIONAL N.V.

By:	/s/ Thomas Hein
Thomas Hein Chief Financial Officer

Date: August 7, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated August 7, 2006.